SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  DECEMBER 16, 1998
                                                  -----------------

                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                         0-22616                     52-1822078
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(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's Telephone Number, including area code  (212) 906-8440
                                                            --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
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     (A)  On December 16, 1998, NTL Incorporated  ("NTL")  announced that it had closed its sale of approximately $600 million gross proceeds 7% Convertible Subordinated Notes due 2008 (the "Convertible Notes").

     The net proceeds of the offering will be used for construction, working capital, capital expenditures and general corporate purposes.

     The Convertible Notes have not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Accordingly, the Convertible Notes have been offered and sole within the United States under Rule 144A only to "qualified institutional buyers" and in transactions exempt from the registration requirements of the Securities Act to a limited number of "accredited investors".



     (B) NTL announced on December 17, 1998, that a wholly owned subsidiary, Premium TV Limited ("NTL-PTV"), has entered into an agreement with Cameron Hall Developments Limited ("CHD"), the majority shareholder in Newcastle United PLC, to acquire 9,000,000 shares (representing 6.3% of the issued share capital of Newcastle United) at a price of 111.7 pence per share.

     In conjunction with the sale of shares, CHD has also entered into an irrevocable commitment to NTL-PTV that if NTL-PTV makes a general offer for all of the issued share capital of Newcastle United, CHD will accept that offer in respect of the remaining balance of its shares in Newcastle United, representing 50.8% of the issued share capital of Newcastle United. If made, any such offer would be at the price of 111.7 pence per share in cash and may, if NTL-PTV so decides, carry a full zero coupon loan note alternative.

     The decision on whether NTL-PTV will make an offer may be influenced (among other things) by the substance of the report by the Monopolies and Mergers Commission on the proposed offer for Manchester United Football Club. The irrevocable commitment given by CHD is binding until 12 weeks following the publication of that report. This period may extend in certain circumstances to 16 weeks following publication and may be extended further should the Secretary of State for Trade and Industry decide to refer to the Monopolies and Mergers Commission the transaction being announced today.

     Copies of the press releases referred to above are attached hereto as exhibits and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
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          Exhibits

 99.1     Press release issued December 16, 1998

 99.2     Press release issued December 17, 1998

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    NTL INCORPORATED
                                      (Registrant)


                                    By: /s/ Richard J. Lubasch
                                    --------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Senior Vice President-
                                              General Counsel


Dated: December 17, 1998

                                  EXHIBIT INDEX



Exhibit                                                                 Page
-------                                                                 ----

   99.1     Press release issued December 16, 1998

   99.2     Press release issued December 17, 1998